FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-193971

PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus Supplement, dated May 20, 2014 and to
Prospectus dated April 10, 2014)

LIVE VENTURES

$9,789,642

Common Stock

On May 16, 2014, we entered into an engagement agreement with Chardan Capital Markets, LLC relating to the sale of shares of our common stock offered under the prospectus supplement, dated April 10, 2014 (“Prospectus Supplement No. 1”) and the accompanying prospectus (the “Engagement Agreement”). In accordance with the terms of the Engagement Agreement, we may offer and sell up to a maximum aggregate amount of 10,000,000 shares of our common stock, $0.001 par value per share, from time to time through Chardan, acting as agent.

On November 15, 2015, the Engagement Agreement was terminated upon prior written notice by us to Chardan. Subsequently, on December 11, 2015, pursuant to a Reinstatement and First Amendment Agreement, we re-instated the Engagement Agreement with Chardan.

Our common stock is traded on The NASDAQ Capital Market under the symbol “LIVE.” The last reported sale price of our common stock on December 10, 2015, was $2.59 per share.

Under our Form S-3 we registered up to $50,000,000 of securities that we could issue from time to time. Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $31,008,879, which was calculated based on 11,972,540 shares of outstanding common stock held by non-affiliates as of December 7, 2015, and a price per share of $2.59, the last reported sale price per share of our common stock on The NASDAQ Capital Market on December 10, 2015. During the 12 calendar month period that ends on and includes the date hereof, we sold 155,500 shares of common stock, resulting in gross proceeds of $546,651 under Prospectus Supplement No. 1.

As a result of the foregoing limitations, under this Prospectus Supplement No. 2, we are limited to the sale of such number of shares of our common stock, which together with the 155,500 shares of common stock, resulting in gross proceeds of $546,651 sold under the Prospectus Supplement No. 1, would result in gross proceeds to us of no more than $9,789,642.

Sales of our common stock, if any, under this Prospectus Supplement No. 2 and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Chardan and us. Chardan will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Chardan will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary.

In connection with the sale of the common stock on our behalf, Chardan may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Chardan with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-9 of this Prospectus Supplement No. 2 and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus Supplement No. 2 and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Chardan Capital Markets, LLC

The date of this Prospectus Supplement No. 2 is December 11, 2015

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
RISK FACTORS	S-9
FORWARD-LOOKING STATEMENTS	S-11
USE OF PROCEEDS	S-12
DILUTION	S-12
DIVIDEND POLICY	S-13
PLAN OF DISTRIBUTION	S-14
LEGAL MATTERS	S-15
EXPERTS	S-15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-16
PROSPECTUS
PROSPECTUS SUMMARY	1
The Offering	1
Our Company	2
RISK FACTORS	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
DESCRIPTIONS OF THE SECURITIES WE MAY OFFER	7
Capital Stock	7
Warrants	9
Debt Securities	11
Units	17
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	19
EXPERTS	20
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	20

ABOUT THIS PROSPECTUS SUPPLEMENT NO. 2

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement No. 2 and the accompanying prospectus. We have not, and Chardan has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Chardan is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this Prospectus Supplement No. 2, the accompanying prospectus, the documents incorporated by reference in this Prospectus Supplement No. 2 and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this Prospectus Supplement No. 2, the accompanying prospectus, the documents incorporated by reference in this Prospectus Supplement No. 2 and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

This document is in two parts. The first part is this Prospectus Supplement No. 2, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this Prospectus Supplement No. 2 and the accompanying prospectus. The second part, the accompanying prospectus dated April 10, 2014, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this Prospectus Supplement No. 2, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this Prospectus Supplement No. 2, on the other hand, you should rely on the information in this Prospectus Supplement No. 2. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” “Live Deal” and “LiveVentures” refer to LiveVentures, Inc. and its subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this Prospectus Supplement No. 2 and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Prospectus Supplement No. 2 and the accompanying prospectus carefully, including the “Risk Factors” section contained in this Prospectus Supplement No. 2 and the accompanying prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this Prospectus Supplement No. 2 and in the accompanying prospectus. LiveVentures, Inc., together with its subsidiaries, we refer to as the “Company”, “LiveVentures”, “we”, “us” or “our.”

Our Company

Commencing in fiscal year 2014, we began a strategic shift in our business plan. Prior to 2014, we provided specialized online marketing solutions to small and medium businesses to help them boost customer awareness and gain visibility on the internet. As part of that focus in 2013 we launched LiveDeal.com. LiveDeal.com is a unique, real-time “deal engine” that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. The LiveDeal.com platform targeted restaurants in cities across the United States to help them use the platform to attract new customers. In addition, through our subsidiary, ModernEveryday, we maintain an online consumer products retailer.

In 2015, we changed our name to “Live Ventures Incorporated” and established ourselves as a diversified holding company with several wholly-owned subsidiaries, and made a strategic shift to seek to acquire profitable companies that have demonstrated a strong history of earnings power, whether or not they are in the online marketing and sales space.

We continue to provide specialized online marketing solutions to small and medium businesses, operate LiveDeal.com and our other subsidiaries that are online consumer products retailers. In 2012, we commenced sourcing local deal and activities to strategic publishing partners under our LiveDeal® brand, which we refer to as promotional marketing. We also commenced the sale of marketing tools that help local businesses manage their online presence under our Velocity Local™ brand, which we refer to as online presence marketing. As a result of the shift in our strategy, as of the fiscal year ended September 30, 2014, we decided to cease operating several subsidiaries that had been generating insignificant revenues, including Live Goods (LG), which acquired certain assets of DA Stores, LLC in 2014 and DealTickerTM, an online platform that offered discounted products and services in the U.S. and Canada. We also discontinued our product offerings under the Velocity Local™ brand.

We continue to actively develop, revise and evaluate our products and services and our marketing strategies and procedures. Because of the change in our business strategy and product lines, we no longer accept new customers under our legacy product offerings.

Recent Acquisitions

Keeping in line with our new investment focus, in July 2015 we acquired Marquis Industries, Inc., a Georgia corporation. Marquis Industries is a specialty, high-performance yarn manufacturer, hard-surfaces re-seller, and is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. As part of the transaction, senior management for Marquis remained in their respective roles to manage the day-to-day operations of the company.

Products and Services

Online Marketplace Platform Segment

Live Deal.com

In September 2013, we launched LiveDeal.com. LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. Currently, we provide marketing solutions to a growing base of restaurants to boost customer awareness and merchant visibility on the Internet. We believe that we have developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers. Restaurants can sign up to use the LiveDeal platform at our website.

S-2

Highlights of LiveDeal.com include:

— an intuitive interface enabling restaurants to create limited-time offers and publish them immediately, or on a preset schedule that is fully customizable;

— state-of-the-art scheduling technology giving restaurants the freedom to choose the days, times and duration of the offers, enabling them to create offers that entice consumers to visit their establishment during their slower periods;

— advanced publishing options allowing restaurants to manage traffic by limiting the number of available vouchers to consumers;

— superior geo-location technology allowing multi-location restaurants to segment offers by location, attracting customers to slower locations while eliminating potential over-crowding at busier sites;

— innovating proprietary restaurant indexing methodology; and

— a user-friendly mobile and desktop web interface allowing consumers to easily browse, download, and

In 2014, the Livedeal.com iOS mobile app was approved by Apple for inclusion in Apple’s App Store, and the Android App became available to the public in the Google Play Store.

We believe one of the primary challenges facing the dining industry is the inefficient and limited number of ways restaurants are able to market offers and promotions to their potential customers. Daily deal companies typically dictate offer terms, such as the discount amount and redemption details. This not only erodes potential profits for restaurant owners but could also drive traffic during already-busy periods for the restaurants. LiveDeal’s model benefits both the restaurant and the consumer because it provides the restaurant the opportunity to create any offer they choose, limit the number of potential claimants of their promotion, publish the offer on days and at times of their choosing, and provides customers with relevant offers they can easily and quickly redeem while creating a cost-effective model for LiveDeal to grow and easily scale its operations. We expect to initially derive revenues through premium placement on the site, and we are also exploring various options for monetizing the website.

The Company, best known for migrating print yellow pages to the Internet in 1994, began to develop the model for LiveDeal.com after having worked closely with well-known publishers in the daily deal market. In mid-2013, we tested the beta platform in a number of cities, and the model has been well received by restaurants, consumers, and various restaurant associations. We launched LiveDeal.com in the San Diego and Los Angeles, California markets in September 2013 and December 2013, respectively. This year we launched a massive advertising campaign directed at over 50 cities to support the restaurant owners who have created more than 10,000 deals in over 8,000 restaurants in those cities. The Company believes it can cost-effectively expand into other cities due to the scalability of the LiveDeal.com platform, as restaurants can curate deals through our account managers or create specials on their own. In addition, individual customers transact directly with the restaurant, eliminating the need for the Company to act as an intermediary in the sale.

In order to leverage our consumer base, during fiscal 2014 we acquired three business that offer consumer products. We plan to incorporate the sale of consumer products into our livedeal.com website to make it a vertically integrated one-stop shop for all the needs of the everyday consumer. Below is a brief description of the businesses purchased in fiscal 2014:

Modern Everyday, Inc.,

Modern Everyday, Inc. (“MEI”), acquired in August 2014, has both a retail location and a web presence providing consumers with products that range from kitchen and dining products, apparel and sporting goods to children's toys and beauty products. Modern Everyday also has proprietary software that will give us the capability to track products and predict consumer behavior and spending habits.

S-3

Promotional Marketing

We developed and market a suite of products and services designed to meet the online marketing needs of SMBs at affordable prices. In August 2012, we commenced sourcing local deal and activities to strategic publishing partners under our LiveDeal® brand, which we refer to as promotional marketing. In November 2012, we commenced the sale of marketing tools that help local businesses manage their online presence under what was previously our Velocity Local™ brand, which we refer to as online presence marketing. Our target customers for our LiveDeal® brands are SMB owners who work long hours to deliver real value to their customers in their own communities that do not have the time or expertise to develop the powerful, multi-faceted, online marketing and advertising programs necessary for successful online marketing. Our offerings draw on a decade of experience servicing SMBs in the internet technology environment.

We also source local special deals and activities for SMBs. With the growth of special deal promotions, many SMBs are experimenting with special offers to drive new customers to their locations. We offer our clients a solution that utilizes our business channels to market our clients’ products and services to potential customers. To use this service, an SMB will generally offer a discount for select products or services, or create a specially priced bundle. Our salespeople assist and guide the SMBs to create enticing and marketable deals. We then find an appropriate channel to publish the deal to relevant potential customers.

S-4

Potential customers can gain awareness of our clients’ businesses through these deal publications, and transact business with our SMB clients by purchasing a deal. Our SMB clients benefit from their increased visibility, additional business and the opportunity to gain loyal customers.

Prior to our launch of LiveDeal.com, our business strategy includes partnering established strategic publishing partners to publish and sell our client’s deals in exchange for a share of the revenue. We have entered into sourcing agreements with several reputable publishers who have large user bases, including Travelzoo, Google Local, and Amazon, and act as an intermediary to connect SMBs to our publishing partners. Our business thus relies in part on the ability of our partners to display our clients’ deals to a large, relevant audience and to sell the offers. With the launch of LiveDeal.com, we intend to focus our promotional marketing efforts and offer a substantial portion of those products and services through our own proprietary platform.

Marketing

General. We rely on telemarketing and online lead generation to drive customer acquisition. We have created our own telemarketing sales team which works with highly automated technology and specializes in creating, deploying and managing telemarketing campaigns quickly and efficiently. We believe that our telemarketing structure enables us to build and scale sales programs quickly.

We have long-standing relationships with data and lead providers, which enable us to source high quality leads and to focus our telemarketing efforts toward the demographics we believe most likely to result in long-term customers. We primarily market our products and services to SMBs in lists we acquire from third party data companies.

LiveDeal.com National Advertising Campaign. In 2014, we launched a 35 city advertising campaign to support the restaurant owners who have created more than 10,000 deals in over 8,000 restaurants in those 35 cities. The campaign, which includes TV, Radio and web-based ad delivery, is designed to expand awareness, increase user registrations and drive traffic into the restaurant locations that are utilizing the LiveDeal real-time “deal engine”.

Our Market

More than 27 million SMBs operate in the United States today. While a majority of SMBs have a website, most of them are not optimized for mobile devices and therefore do not effectively generate business for the SMB. SMB owners frequently lack the time, expertise or resources necessary to make their website a relevant, effective part of their marketing efforts, or to exploit the additional internet marketing channels needed for successful online marketing. Our target customers are SMBs which normally do not market their products and services nationally, but wish to utilize local marketing opportunities, including local search, to promote their products and services.

Effective online marketing requires the dedication of time, the marshaling of resources, and the development of technological, language, presentation and other skills and expertise that few SMB owners have, or have the intention or realistic ability to acquire. We recognize that, to succeed, many SMB owners must remain intensely focused on the fundamentals of their business.

At the same time, we believe that many SMB owners realize that an effective internet presence – including engaging with online and social tools – is essential to their marketing efforts, and SMBs are shifting their marketing budgets from traditional media to online channels. According to BIA/Kelsey forecasts, traditional media business segments such as print advertising, Yellow Pages and newspapers are experiencing large declines in advertising revenues, whereas social media advertising revenues will grow from $5.1 billion in 2010 to $8.2 billion in 2015, representing a compound annual growth rate of 10%. According to internet research firm ComScore, online ad spending increased to just over $30 billion in the U.S. in 2011, a 20.2% increase over 2010.

S-5

According to PricewaterhouseCoopers and the Interactive Advertising Bureau, or PWC and IAB, local online/digital advertising revenues in the United States rose 14% in the first half of 2012 and continued to rise steeply through the end of 2012. Searches for products, services or businesses constrained by geographical search parameters, such as municipality or zip code, which we refer to as local searches, are an increasingly significant segment of the online marketing industry. According to a May 2011 study, The Kelsey Group estimates that the local search market in the United States will grow from $5.7 billion in 2011 to $10.2 billion in 2016. PWC and IAB also report that revenue from search is 47% of the total internet advertising revenue.

Accordingly, many SMBs need a partner with the necessary expertise and understanding to manage evolving internet audience acquisition services. We believe that this creates a large market opportunity for nimble, reliable and reputable service providers that help companies leverage these new channels efficiently and at affordable prices.

The continued rise in smart phones, which now outsell traditional mobile phones, has changed the ground rules for online marketing, with the consumption of online advertising rapidly moving to mobile devices. As of mid-2012, eMarketer anticipated that overall spending on mobile advertising in the United States, including display, search and messaging-based ads served to mobile phones and tablets, would rise to $4 billion in 2012 (a 180% increase over 2011), $7.19 billion in 2013, and nearly $21 billion by 2016. Borrell Associates’ August 2011 Mobile Report projected that the amount spent on mobile advertising will double every year for the next five years. If borne out, in 2016, mobile advertising would exceed the amount spent on local search advertising in 2011.

We see SMBs quickly adapting to the local and mobile marketing opportunities because of the great potential to retain existing and draw in new customers at affordable prices. We anticipate that soon most online searches will be conducted using a mobile phone, which greatly increases the effectiveness of mobile marketing.

Competition

Promotional Marketing. Our promotional marketing business (including our new LiveDeal.com platform) competes for local deals with several large competitors, such as Groupon and LivingSocial, and many smaller competitors. This business is part of a new market which has operated at a substantial scale for only a limited period of time. We expect competition in this market to continue to increase because no significant barriers to entry exist. Contracts with deal publishers typically contain exclusivity provisions which restrict SMBs from offering deals through other outlets.

We seek desirable local products and services which we can provide to our publishing partners. We believe that we are in a position to compete in this market successfully due to the unique features of our LiveDeal.com platform (as described above), our experienced sales managers, our experience at sourcing, selling and servicing large numbers of small business accounts, the comprehensiveness of our database, the effectiveness of our marketing programs, and the diversity of our publisher distribution network. Our distribution partnerships allow our clients to reach large audiences and promote their products and services in innovative ways.

The principal competitive factors in this market include personalization of service, ease of use, quality of services, availability of quality content, value-added products and services, access to consumers, effectiveness at driving business to our clients, and price.

Many boutique firms offer services similar to our online presence marketing products. Generally these small firms cannot provide all the comprehensive services we do. However, these small firms provide many options for web design, social media marketing, internet marketing, and search engine optimization.

S-6

Because of efficiencies stemming from our proprietary software and business structure, we are generally able to provide these services at a lower recurring cost and with lower upfront charges to commence a complete marketing campaign and build a client’s mobile-optimized website.

We also compete against larger companies which offer a similar or more expanded set of products. Our principal competitive advantages over these companies are our lower prices and the better quality and service of our website design, particularly our web app platform. We believe our combination of outstanding service and low cost will enable us to provide a suite of attractive packages to our clients.

General. Many of our competitors have access to greater capital resources than we do. These resources could enable our competitors to engage in advertising and other promotional activities that will enhance their brand name recognition and market share. We believe, however, that our products provide a simple and affordable way for our clients to create a web presence to market their products and services to local audiences. We further believe that we can compete effectively by continuing to provide quality services at competitive prices and by actively developing new products and services for potential clients that enable us to become a single vendor for the online marketing needs of SMBs.

Intellectual Property

Our success will depend significantly on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing upon the intellectual property rights of third parties. We currently rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality procedures, contractual provisions, and similar measures to protect our intellectual property.

We estimate that reliance upon trade secrets and unpatented proprietary know-how will continue to be our principal method of protecting our trade secrets and other proprietary technologies. While we have hired third-party contractors to help develop our proprietary software and to provide various fulfillment services, we generally own (or have permissive licenses for) the intellectual property provided by these contractors. Our proprietary software is not substantially dependent on any third-party software, although our software does utilize open source code. Notwithstanding the use of this open source code, we do not believe our usage requires public disclosure of our own source code nor do we believe the use of open source code will have a material impact on our business.

We register some of our product names, slogans and logos in the United States. In addition, we generally require our employees, contractors and many of those with whom we have business relationships to sign non-disclosure and confidentiality agreements. Neither intellectual property laws, contractual arrangements, nor any of the other steps we have taken to protect our intellectual property, can ensure that third parties will not exploit our technologies or develop similar technologies.

Our proprietary publishing system provides an advanced set of integrated tools for design, service, and modifications to support our mobile web app services. Our mobile web app builder software enables easy and efficient design, end user modification and administration, and includes a variety of other tools accessible by our team members.

Corporate Offices

Our principal offices are located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, our telephone number is (702) 939-0231, and our corporate website (which does not form part of this report) is located at www.livedeal.com.

S-7

The Offering

Common stock offered by us pursuant to this Prospectus Supplement No. 2	Shares of our common stock with an aggregate sale price of up to $9,789,642

Common Stock outstanding before the offering	16,907,979 shares (as of December 7 , 2015)

Common Stock to be outstanding after the offering if all shares are sold	Up to 20,687,764 shares assuming the sale of approximately 3,779,785 shares of our common stock in this offering at a public offering price of $ 2.59, the last reported price on The Nasdaq Capital Market on December 10, 2015. The actual number of shares issued will vary depending on the sales price in this offering.

Manner of offering	“At-the-market offering” that may be made from time to time on The NASDAQ Capital Market or other market for our common stock in the U.S. through our agent, Chardan Capital Markets, LLC. (“Chardan”). Chardan will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. See the section entitled “Use of Proceeds” below.

Risk factors	See “Risk Factors” beginning on page S-9 and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	LIVE

S-8

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2014, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with our Business

The acquisition of new businesses is costly and such acquisitions may not enhance our financial condition.

Our growth strategy is to acquire companies and identify and acquire assets and technologies from companies in various industries that have a demonstrated history of strong earnings potential. The process to undertake a potential acquisition is time-consuming and costly. We expend significant resources to undertake business, financial and legal due diligence on our potential acquisition target and there is no guarantee that we will acquire the company after completing due diligence. Any future acquisitions will be subject to a number of challenges, including:

•	Diversion of management time and resources and the potential disruption of our ongoing business;
•	Difficulties in maintaining uniform standards, controls, procedures and policies;
•	Potential unknown liabilities associated with acquired businesses;
•	Difficulty of retaining key alliances on attractive terms with partners and suppliers;
•	Difficulty of retaining and recruiting key personnel and maintaining employee morale

Our acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to goodwill and other intangible assets and exposure to undisclosed or potential liabilities of acquired companies. To the extent that the goodwill arising from the acquisitions carried on the financial statements do not pass the annual goodwill impairment test, excess goodwill will be charged to future earnings.

Because we do not intend to use our own employees or members of management to run the daily operations at our acquired companies, business operations might be interrupted if they were to resign.

As part of our acquisition strategy, we do not use our own employees or members of our management team to operate the acquired companies. Key management at these companies has been in place for several years and has established solid relationships with their customers. Competition for executive-level personnel is strong and we can make no assurance that we will be able to retain the highly effective executive employees. Although we have entered into employment agreements with executive management and provide incentives to stay with the business after its been acquired, if such key persons were to resign we might face impairment of relationships with remaining employees or customers, and might cause long-term customers to terminate their relationships with the acquired companies.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

S-9

Volatility of the Market Price of Our Common Stock Is Likely to Occur Due to the Low Trading Volume Of Our Stock.

The market price of our common stock may be volatile, which could cause the value of your investment to decline. Any of the following factors could affect the market price of our common stock:

•	Changes in earnings estimates and outlook by financial analysts;
•	Our failure to meet investors' performance expectations;
•	General market and economic conditions; and
•	Our small trading volume.

The Market For Penny Stocks Has Suffered From Patterns Of Fraud and Abuse.

According to the SEC, the market for penny stocks is subject to patterns of fraud and abuse including, but not limited to the following:

•	Control of the market for the security by one or a few broker--dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid--ask differentials and markups by selling broker--dealers; and
•	The wholesale dumping of the same securities by promoters and broker--dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

In addition, many of the risks described elsewhere in this "Risk Factors" section could adversely affect our stock price. The stock markets have experienced price and volume volatility that have affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These types of fluctuations may affect the market price of our common stock.

S-10

FORWARD-LOOKING STATEMENTS

This Prospectus Supplement No. 2, the accompanying prospectus and the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are often characterized by the terms “may,” “believes,” “projects,” “expects,” “plans”, or “anticipates,” do not reflect historical facts but instead are based on our current assumptions and predictions regarding future events, such as business and financial performance. Specific forward-looking statements contained in this Prospectus Supplement No. 2 (including such documents incorporated by reference herein) include, but are not limited to, our (i) our strategy to acquire profitable companies, (ii) belief in the continued growth of internet usage, particularly via mobile devices, and demand for web-based marketing; (iii) belief in the continued growth in the demand for local search and information, (iv) belief that small and medium businesses will continue to outsource their online marketing efforts to third parties; (v) belief that the cash on hand and additional cash generated from operations together with potential sources of cash through issuance of debt or equity will provide the company with sufficient liquidity for the next 12 months; and (v) belief that the outcome of pending legal proceedings will not have a material adverse effect on business, financial position and results of operations, cash flow or liquidity.

You should read this Prospectus Supplement No. 2, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this Prospectus Supplement No. 2 and the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this Prospectus Supplement No. 2, the accompanying prospectus and any document incorporated herein and therein by reference is accurate as of its date only. Because the risk factors referred to in this Prospectus Supplement No. 2 and the accompanying prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus Supplement No. 2, the accompanying prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-11

USE OF PROCEEDS

After giving effect to the sale of the maximum aggregate offering amount of $9,789,642 we estimate that the maximum potential net proceeds we will receive will be approximately $9,480,954, after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Engagement Agreement with Chardan as a source of financing.

We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses.  The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2015 was approximately $5,733,361, or approximately $0.34 per share of common stock based upon 16,899,236 shares outstanding as of June 30, 2015 . Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2015.

After giving effect to the sale of up to a maximum aggregate amount of shares of our common stock at an assumed offering price of $2.59 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on December 10, 2015, and after deducting estimated offering commissions payable by us, our net tangible book value as of June 30, 2015 would have been approximately $15,214,315, or approximately $0.74 share of common stock. This represents an immediate increase in net tangible book value of approximately $0.40 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.85 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share	$2.59
Net tangible book value per share as of June 30, 2015	$0.34
Increase in net tangible book value per share attributable to the offering	$0.40
As-adjusted net tangible book value per share after giving effect to the offering	$0.74
Dilution in net tangible book value per share to new investors	$1.85

The number of shares of our common stock to be outstanding immediately after this offering is based on shares of our common stock outstanding as of June 30, 2015. The number of shares outstanding as of June 30, 2015 excludes:

•	3,540,876 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.69; and

•	1,050,000shares issuable upon exercise of outstanding options with a weighted average exercise price of $1.87.

The foregoing table does not give effect to the exercise of any such outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

S-12

DIVIDEND POLICY

We have one class of authorized preferred stock (Series E Preferred Stock), of which there are currently 127,840 shares issued and outstanding. Each share of Series E Preferred Stock is entitled to and receives a dividend of $0.015 per year. At June 30, 2015, we had accrued but unpaid dividends totaling approximately $1,921.

Presently, we do not pay dividends on our common stock. The timing and amount of future dividend payments on our common stock, if any, will be determined by our Board of Directors based upon our earnings, capital requirements and financial position, general economic conditions, alternative uses of capital, and other pertinent factors.

S-13

PLAN OF DISTRIBUTION

Pursuant to the terms of our Engagement Agreement with Chardan under which we may issue and sell up to a maximum aggregate amount of 10,000,000 shares of our common stock from time to time through Chardan acting as agent, subject to certain limitations, including the maximum offering amount of securities registered under the registration statement to which this Prospectus Supplement No. 2 relates. Pursuant to this Prospectus Supplement No. 2, we may issue and sell our common stock having an aggregate gross sales price of up to $9,789,642 from time to time on or after the date hereof through Chardan, acting as agent. The sales, if any, of shares made under the Engagement Agreement, will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Chardan and us. We may instruct Chardan not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Chardan may suspend the offering of common stock upon notice and subject to other conditions. As an agent, Chardan will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the Engagement Agreement, we will notify Chardan of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Chardan, unless Chardan declines to accept the terms of the notice, Chardan has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Chardan under the Engagement Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay Chardan commissions for its services in acting as agent in the sale of common stock. Chardan will be entitled to a commission equal to three percent (3%) of the gross proceeds from the sale of the common stock offered hereby. Under the terms of the Reinstatement and First Amendment to the Engagement Agreement, we have also agreed to reimburse Chardan for up to$30,000 for its legal expenses. We estimate that the total expenses for the offering, excluding compensation payable to Chardan under the terms of the sales agreement, will be approximately $87,000.

The following table sets forth, for illustrative purposes, the total commissions payable by us to Chardan based on specified aggregate offering amounts:

Offering Amount	Commission
$1,000,000	$30,000
$2,000,000	$60,000
$3,000,000	$90,000

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Chardan in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Chardan may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Chardan against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Engagement Agreement will terminate upon the sale of all shares of common stock subject to the engagement agreement unless sooner terminated by the parties.

Chardan and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Chardan will not engage in any market making activities involving our common stock while the offering is ongoing under this Prospectus Supplement No. 2.

S-14

LEGAL MATTERS

Certain legal matters governed by New York and Nevada law with respect to the offering will be passed upon for us by Loeb & Loeb LLP. Chardan Capital Markets LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The audited consolidated balance sheets as of September 30, 2014, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year ended September 30, 2014 incorporated herein by reference from the Company’s Annual Reports on Form 10-K has been audited by Anton & Chia, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated balance sheets as of September 30, 2013, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year ended September 30, 2013 incorporated herein by reference from the Company’s Annual Reports on Form 10-K has been audited by Kabani and Company, Inc. an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o LiveDeal, Inc., at the Company’s office.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

S-15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this Prospectus Supplement No. 2 certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this Prospectus Supplement No. 2 is legally deemed to be a part of this Prospectus Supplement No. 2 except for any information superseded by other information contained in, or incorporated by reference into, this Prospectus Supplement No. 2. Our file number for filings we make with the SEC under the Exchange Act is 001-33937 .

Any statement contained in this Prospectus Supplement No. 2 or in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement No. 2 is deemed to be modified or superseded to the extent that a statement contained in this Prospectus Supplement No. 2, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this Prospectus Supplement No. 2 and the accompanying prospectus, except as modified or superseded. Information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this Prospectus Supplement No. 2 or the accompanying prospectus.

This Prospectus Supplement No. 2 incorporates by reference the following reports and statements filed by us with the SEC:

•	Current Report on Form 8-K, filed on November 10, 2015;

•	Current Report on Form 8-K, filed on October 8, 2015;

•	Current Report on Form 8-K/A, filed on September 21, 2015;

•	Quarterly Report on Form 10-Q, filed on August 14, 2015;

•	Current Report on Form 8-K, filed on July 23, 2015;

•	Current Report on Form 8-K, filed on July 14, 2015;

•	Definitive Proxy Statement, filed on June 1, 2015;

•	Preliminary Proxy Statement, filed on May 21, 2015;

•	Quarterly Report on Form 10-Q, filed on May 14, 2015;

•	Quarterly Report on Form 10-Q, filed on February 12, 2015;

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 29, 2014, as amended on January 28, 2015; and

•	The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 33937) filed with the SEC on January 31, 2008, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this Prospectus Supplement No. 2 forms a part and before the filing of a post-effective amendment that indicates that the securities offered by this Prospectus Supplement No. 2 have been sold or that deregisters the securities covered by this Prospectus Supplement No. 2 then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related Prospectus Supplement No. 2 to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement No. 2.

S-16

Prospectus	Dated April 10, 2014 Registration No. 333-193971

Livedeal, inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NASDAQ Capital Market under the symbol “LIVE.” Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more Information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 10, 2014

TABLE OF CONTENTS

Page No.

About This Prospectus	1
Prospectus Summary	1
The Offering	2
Our Company	2
Risk Factors	5
Use Of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Descriptions Of The Securities We May Offer	7
Capital Stock	7
Warrants	9
Debt Securities	11
Units	17
Plan Of Distribution	18
Legal Matters	19
Experts	20
Where You Can Find More Information About Us	20
Incorporation Of Certain Documents By Reference	20

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $50,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “LiveDeal”, “Company”, “we”, “us”, and “our” refer to LiveDeal, Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on January 10, 2014, and subsequently amended on January 31, 2014. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: LiveDeal, Inc., 325 E. Warm Springs Road, Suite 120, Las Vegas, NV 89119 Attn: Secretary.

1

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

We provide specialized online marketing solutions that boost customer awareness and merchant visibility on the internet. In September 2013, we launched LiveDeal.com, which redefined the Company’s strategy and direction, centering its focus on the new LiveDeal.com platform and growing the base of restaurants utilizing the LiveDeal platform to attract new customers. LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. The Company believes that it has developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers.

We also recently launched two new business lines under new management after a period of re-evaluating our sales program, products, distribution methods and vendor programs. In August 2012, we commenced sourcing local deal and activities to strategic publishing partners under our LiveDeal® brand, which we refer to as promotional marketing. In November 2012, we commenced the sale of marketing tools that help local businesses manage their online presence under our Velocity Local™ brand, which we refer to as online presence marketing.

We continue to actively develop, revise and evaluate these products and services and our marketing strategies and procedures. We continue to generate a significant portion of our revenue from servicing our existing customers under our legacy product offerings, primarily our InstantProfile® line of products and services. Because of the change in our business strategy and product lines, we no longer accept new customers under our legacy product offerings.

Products and Services

LiveDeal.com.

LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. We believe that the Company has developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers. Restaurants can sign up to use the LiveDeal platform at our website (www.livedeal.com). Highlights of the new LiveDeal.com include:

— a user-friendly interface enabling restaurants to create limited-time offers and publish them immediately, or on a preset schedule that is fully customizable;

— state-of-the-art scheduling technology giving restaurants the freedom to choose the days, times and duration of the offers, enabling them to create offers that entice consumers to visit their establishment during their slower periods;

— advanced publishing options allowing restaurants to manage traffic by limiting the number of available vouchers to consumers;

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— superior geo-location technology allowing multi-location restaurants to segment offers by location, attracting customers to slower locations while eliminating potential over-crowding at busier sites; and

— a user-friendly mobile and desktop web interface allowing consumers to easily browse, download, and instantly redeem “live” offers found on LiveDeal.com based on their location.

We believe one of the primary challenges facing the dining industry is the inefficient and limited number of ways restaurants are able to market offers and promotions to their potential customers. Daily deal companies typically dictate offer terms, such as the discount amount and redemption details. This not only erodes potential profits for restaurant owners but could also drive traffic during already-busy periods for the restaurants. LiveDeal’s model benefits both the restaurant and the consumer because it provides the restaurant the opportunity to create any offer they choose, limit the number of potential claimants of their promotion, publish the offer on days and at times of their choosing, and provides customers with relevant offers they can easily and quickly redeem while creating a cost-effective model for LiveDeal to grow and easily scale its operations. We expect to initially derive revenues through premium placement on the site, and we are also exploring various options for monetizing the website.

The Company, best known for migrating print yellow pages to the Internet in 1994, began to develop the model for LiveDeal.com after having worked closely with well-known publishers in the daily deal market. In mid-2013, we tested the beta platform in a number of cities, and the model has been well received by restaurants, consumers, and various restaurant associations. We launched LiveDeal.com in the San Diego and Los Angeles, California markets in September 2013 and December 2013, respectively. The Company believes it can cost-effectively expand into other cities due to the scalability of the LiveDeal.com platform, as restaurants can curate deals through our account managers or create specials on their own. In addition, individual customers transact directly with the restaurant, eliminating the need for the Company to act as an intermediary in the sale.

Velocity Local™ Online Presence Marketing.

We are continually developing and marketing a suite of products and services designed to meet the online marketing needs of SMBs at affordable prices. Our target customers for our Velocity Local™ and our LiveDeal® brands are SMB owners who work long hours to deliver real value to their customers in their own communities that do not have the time or expertise to develop the powerful, multi-faceted, online marketing and advertising programs necessary for successful online marketing. Our offerings draw on a decade of experience servicing SMBs in the internet technology environment.

We offer our SMB customers packages of services to create and maintain an online presence. Products and services we offer include template and custom website design, either optimized for desktop or mobile devices, social media marketing, or SMM, and content marketing, or CM. In combination, these products offer a comprehensive online marketing strategy for SMBs at affordable rates. We believe that our online presence marketing products are useful to a large share of SMBs because they enable potential customers to gain awareness of and locate an SMB and to learn about and purchase its products and services.

— Mobile Web Apps. We believe that SMBs which take advantage of emerging mobile internet capabilities, will have greater success in acquiring customers, and that SMB owners are recognizing that mastering marketing to mobile internet users is essential for success in today’s technological environment. Accordingly we offer our customers websites targeted to work with the most popular mobile devices, such as iPhones and Android-powered smartphones, that take on the look and feel of a mobile app, without the inconvenience and delay associated with finding, downloading and installing a mobile app.

We can base these “mobile web apps” on our proprietary templates at affordable prices, or design customized mobile web apps for customers with larger budgets. Our website design professionals can incorporate text and graphics they create to our customer’s specifications, or utilize text and graphics provided by our customer (such as from its traditional website or its other marketing materials). We endeavor to make these mobile web apps clean, trendy and easily usable on the smaller display area available on smart phones. Our mobile web apps can integrate key features such as click-to-call, Google Maps (providing directions and street view), service or product offerings (such as menus), and live Twitter feeds. We continue to develop and refine our templates to add common options, to serve the special needs of specific industries, and to respond to customer demand and

— Traditional Website Design. We also offer custom website design services for websites targeted at traditional desktop and laptop internet users. Our website design team is composed of experienced web design and creation professionals and graphic designers who create customized websites tailored to the needs and goals of our customers. Our design team can assist with layout as well as content creation (text and images).

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— Content Marketing (CM). Simply having a website, even one optimized for viewing on mobile devices, does not mean potential customers will actually know about or visit the website. We provide content marketing services, including blog postings (relevant to our customer specifically or to its industry generally) and commenting, updating our client’s websites, blog commenting, social bookmarking, social media directory listing, and profile submission to the major search engines.

— Social Media Marketing (SMM). We enable our customers to create an online presence which builds their customer base and enables them to keep in touch with their customers, supporters, and other businesses using popular social networks such as Facebook, Twitter, and Google+. We employ dedicated research groups to find relevant information about our clients and writes posts, tweets, and comments which can be posted on relevant social networks to increase visibility to and interaction with their followers and potential customers. These activities can also serve to improve our customer’s search engine rankings.

Promotional Marketing

We also source local special deals and activities for SMBs. With the growth of special deal promotions, many SMBs are experimenting with special offers to drive new customers to their locations. We offer our clients a solution that utilizes our business channels to market our clients’ products and services to potential customers. To use this service, an SMB will generally offer a discount for select products or services, or create a specially priced bundle. Our salespeople assist and guide the SMBs to create enticing and marketable deals. We then find an appropriate channel to publish the deal to relevant potential customers.

Potential customers can gain awareness of our clients’ businesses through these deal publications, and transact business with our SMB clients by purchasing a deal. Our SMB clients benefit from their increased visibility, additional business and the opportunity to gain loyal customers.

Prior to our launch of LiveDeal.com, our business strategy includes partnering established strategic publishing partners to publish and sell our client’s deals in exchange for a share of the revenue. We have entered into sourcing agreements with several reputable publishers who have large user bases, including Travelzoo, Google Local, and Amazon, and act as an intermediary to connect SMBs to our publishing partners. Our business thus relies in part on the ability of our partners to display our clients’ deals to a large, relevant audience and to sell the offers. With the launch of LiveDeal.com, we intend to focus our promotional marketing efforts and offer a substantial portion of those products and services through our own proprietary platform.

InstantProfile® (Legacy)

In addition to our current product offerings, we continue to service customers acquired under our legacy product offerings, primarily our InstantProfile® line of products and services. These services primarily consist of directory listing services. Although we currently generate a significant amount of revenue from these legacy product offerings, we are no longer acquiring customers

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in LiveDeal and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

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DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of April 2 , 2014, our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, of which 13,562,843 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 shares are designated as series E convertible preferred and 127,840 shares of series E convertible preferred are issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

On January 28, 2014, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of February 11, 2014 at 4:01pm EST/1:01pm PST, at which time a 3-for-1 forward stock split of the Company’s authorized shares of Common Stock, accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”) shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation (the “Articles of Incorporation”) of the Company, on January 16, 2014 by unanimous written consent, the Board of Directors of the Company authorized the Forward Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to amend our Articles of Incorporation by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Forward Stock Split.

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Common Stock

Each shareholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. Upon the sale of substantially all of our stock or assets in a non-public transaction or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable.  Our articles of incorporation do not provide for cumulative voting in the election of directors.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIVE.” The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Options/Warrants

As of April 2 , 2014, we had 675,000 options outstanding and had outstanding warrants to purchase 2,866,506 shares of our common stock.

Preferred Stock

As of April 2 , 2014, there were 127,840 shares of series E convertible preferred stock issued and outstanding. It is the only class of preferred stock that is currently designated. Our articles of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Nevada Revised Statutes and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.    As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

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The indentures will be qualified under the Trust Indenture Act of 1939.  References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;

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•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

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and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•       the name or names of any underwriters, if, and if required, any dealers or agents;

•       the purchase price of the securities and the proceeds we will receive from the sale;

•       any underwriting discounts and other items constituting underwriters’ compensation;

•       any discounts or concessions allowed or reallowed or paid to dealers; and

•       any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to such prevailing market prices; or

•       negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Los Angeles, California.

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EXPERTS

The audited consolidated balance sheets as of September 30, 2013 and 2012, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2013 incorporated herein by reference from the Company’s Annual Reports on Form 10-K have been audited by Kabani and Company, Inc. an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon oral or written request, free of charge.  Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o LiveDeal, Inc., at the Company’s office located at 325 E. Warm Springs Road, Suite 120, Las Vegas, NV 89119. The Company’s telephone number is 702-939-0230.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Quarterly Report on Form 10-Q, filed on February 14, 2014;

•	Current Report on Form 8-K, filed on January 31, 2014;

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed on January 10, 2014, as amended on January 31, 2014; and

•	The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 33937) filed with the SEC on January 31, 2008, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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$50,000,000

LIVEDEAL, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

April 10, 2014

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

Up to $9,789,642

Common Stock

LIVE VENTURES

PROSPECTUS SUPPLEMENT

CHARDAN CAPITAL MARKETS LLC

The date of this Prospectus Supplement No. 2 is December 11, 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus supplement is correct after the date hereof.